EXHIBIT 3.4

CERTIFICATE OF FORMATION

OF

SUSSER PETROLEUM PARTNERS GP LLC

This Certificate of Formation, dated June  11, 2012, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                                      Name.  The name of the Company is “Susser Petroleum Partners GP LLC”.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

EXECUTED as of the date written first above.

SUSSER PETROLEUM PARTNERS GP LLC

By:	/s/ E.V. Bonner, Jr.
Name: E. V. Bonner, Jr.
Title: Authorized Person